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                                                                Exhibit 10(a)


                                AMENDMENT TO
                            EMPLOYMENT AGREEMENT
                                   BETWEEN
                          KV PHARMACEUTICAL COMPANY
                            AND MARC S. HERMELIN

         KV Pharmaceutical Company ("Employer") and Marc S. Hermelin ("Employee") hereby enter into this Amendment to Employment Agreement dated November 5, 2004 ("Effective Date") as follows.

         WHEREAS, Employer and Employee originally entered into an Agreement dated as of December 16, 1996, which Agreement was subsequently amended as of October 30, 1998 and December 2, 1999 (the "Employment Agreement") and Employer and Employee have agreed to amend the Employment Agreement as set forth herein (the "Amendment") in accordance with Paragraph 14(c) of the Employment Agreement; and

         WHEREAS, Employee and Employer mutually desire to continue Employee's employment;

         NOW, THEREFORE, Employer hereby agrees with Employee that:

         1. CONTINUATION OF EMPLOYMENT. Employer hereby agrees to continue to employ Employee, and Employee agrees to continue to be employed by Employer in the capacity of Vice Chairman and Chief Executive Officer or in such other capacity as Employer and Employee shall mutually agree for during the term of the Employment Agreement, as redefined in this Amendment, unless sooner terminated in accordance with the Employment Agreement, as amended by the Amendment.

         2. TERM. Paragraph 3 of the Employment Agreement, entitled "Term," is hereby amended by revising the first sentence thereof to state as follows:

                  3. TERM. The term of the Agreement shall extend through March 31, 2010, and shall thereafter be automatically renewed for successive twelve (12) month periods, unless and until terminated by either Employee or Employer upon written notice to the other given not less than ninety
                  (90) calendar days prior to the expiration of the initial term of this Agreement or any such renewal term.

         3. COMPENSATION. Section 4 of the Employment Agreement, entitled "Compensation," is hereby amended by revising second full paragraph following subsection (b)(iv) to state as follows:

                  For purposes of calculating Employer's net income to determine the amount of the annual bonus, the consolidated net income after taxes of Employer and the Companies shall be calculated by Independent Public Accountants regularly in the employ of Employer, based on generally accepted accounting principles consistently applied, without regard to payment of such bonus. For this purpose, any reductions in net income directly attributable to or recognized in conjunction with a product acquisition or acquisition of a company in accordance with generally accepted accounting principles shall be added back to determine net income for the purpose outlined herein. For purposes of this paragraph, in process research and development amounts written off that are attributable to products acquired or stock purchases are intended to be considered recognized in connection with a product or company acquisition. Employer shall promptly provide Employee with a written copy of all calculations hereunder.

         4. INSURANCE BENEFITS. Section 5(d) of the Employment Agreement is hereby amended to state as follows:

                  5(d). CONTINUATION OF COVERAGE. After Employee is no longer in the active employ of Employer, Employee shall continue to participate in Employer's group life and health insurance programs or other comparable coverage at Employer's expense for the duration of Employee's life. In the event Employer's health insurer declines to continue coverage for Employee as provided herein, Employer will provide equivalent health benefits coverage for Employee at Employer's expense for the period for which Employee would have otherwise had insurance coverage but for the cancellation of coverage by Employer's insurer.

         5. RETIREMENT BENEFITS. Paragraph 7 of the Employment Agreement, entitled "Retirement Benefits and Continued Services," is hereby amended by amending the first paragraph thereof to state as follows:

                  7. RETIREMENT BENEFITS AND CONTINUED SERVICES. Upon termination of Employee's employment by Employer or Employee, for any reason: (i) Employee may, at his sole option, perform consulting services as provided under this Paragraph 7; and (ii) Employee shall receive compensation as provided under this Paragraph 7.

         6. TERMINATION BENEFITS. Paragraph 8(a) of the Employment Agreement is hereby amended to state as follows:

                  8(a). TRIGGERING EVENT. A "Triggering Event" shall mean
                  (i) termination of this Agreement by Employer in accordance with Paragraph 3 upon the expiration of the initial term or any renewal term, or (ii) if this Agreement is still in force and Employee has not been terminated, failure of Employer to maintain the Letter of Credit required by Paragraph 9.

         7. TERMINATION PAYMENTS. Paragraph 8(b) of the Employment Agreement is hereby amended by adding the following sentence at the end thereof to state as follows:


                  Notwithstanding the foregoing, if the Triggering Event occurs because of the expiration of the initial term or any renewal term, Employee may elect to receive the consulting compensation set forth in Paragraph 7(b) instead of the compensation described in this Paragraph 8(b).

         8. TERMINATION AFTER CHANGE OF CONTROL. Paragraph 10(b)(i) is hereby amended to state as follows:

                  (i) immediately preceding such Change of Control, Employee was providing services under Paragraph 2, 6, 7, or 13, and

         9. CONTINUATION OF OTHER TERMS AND CONDITIONS OF EMPLOYMENT AGREEMENT. All other terms and conditions of the Employment Agreement shall remain in full force and effect to the extent they are not inconsistent with the terms and conditions of this Amendment. Where the terms and conditions of the Employment Agreement are inconsistent with the terms and conditions of this Amendment, the terms and conditions of this Amendment, to the extent they provide more favorable terms and conditions to Employee, shall prevail.

         IN WITNESS WHEREOF, Employer and Employee have agreed to amend the Employment Agreement as hereinabove provided, as of the date set forth above.

                                        KV PHARMACEUTICAL COMPANY


                                        Name     /s/ Gerald R. Mitchell
                                                 ------------------------------

                                        Title    Vice President and Chief
                                                  Financial Officer
                                                 ------------------------------

                                        MARC S. HERMELIN

                                        /s/ Marc S. Hermelin
                                        ------------------------------------